Exhibit 10.8

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of April 22, 2026 and effective as of the Effective Time (as defined herein) (except as otherwise provided herein), is made and entered into by and among Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and the undersigned securityholder (the “Holder”) of Hornbeck Offshore Services, Inc., a Delaware corporation (“Hornbeck”).

WHEREAS, the Company, Odyssey Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub Inc.”), Hercules Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub LLC”), and Hornbeck, entered into that certain Agreement and Plan of Merger, dated as of the date herewith (the “Merger Agreement”), pursuant to which, among other things, (i) the Company will convert from a Minnesota corporation to a Delaware corporation in accordance with Section 265 of the General Corporation Law of the State of Delaware and Section 302A.682 of the Minnesota Business Corporations Act and the Plan of Conversion attached as Exhibit A to the Merger Agreement (the “Conversion”), (ii) following the Conversion, Merger Sub Inc. will merge with and into Hornbeck (the “First Merger”), with Hornbeck surviving the First Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”), and (iii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC surviving the Second Merger as a wholly owned subsidiary of the Company;

WHEREAS, as a result of the Conversion, each issued and outstanding share of Company common stock, no par value, will be converted into one share of common stock, par value $0.00001 per share, of the Company following the Conversion (the “Common Stock”);

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing” and such date of closing, the “Closing Date”), among other things, the Holder will receive shares of Common Stock pursuant to the First Merger and the Company will change its name to “Hornbeck Offshore Services, Inc.”;

WHEREAS, in connection with the execution of the Merger Agreement, the Company and the Holder have entered into this Agreement to set forth certain understandings among themselves; and

WHEREAS, except for Section 3, which is effective upon execution of this Agreement on the date hereof, this Agreement shall become effective automatically immediately prior to the effective time of the First Merger (the “Effective Time”) on the Closing Date.

 NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.           Definitions.

(a)      “Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

(b)     “Creditor Warrant Agreement” means the Creditor Warrant Agreement dated as of September 4, 2020, among Hornbeck, and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, with respect to the Creditor Warrants, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(c)       “Creditor Warrants” means warrants to purchase a number of shares of Common Stock on the terms set forth in and as governed by the Creditor Warrant Agreement, if any, which warrants will be assumed by the Company via amendment to the Creditor Warrant Agreement in connection with the Closing.

(d)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(e)       “Jones Act” means the Merchant Marine Act of 1920 and the Shipping Act, 1916, as amended, and the rules and regulations promulgated thereunder.

(f)       “Jones Act Warrant Agreement” means the Amended and Restated Jones Act Warrant Agreement to be entered into on the Closing Date by and between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(g)      “Jones Act Warrants” means warrants to purchase a number of shares of Common Stock on the terms set forth in and as governed by the Jones Act Warrant Agreement, which warrants will be assumed by the Company pursuant to the Jones Act Warrant Agreement in connection with the Closing.

(h)       “Lock-Up Period” means the period beginning on the Closing Date and ending on the earlier of (x) the Scheduled Lock-Up Release Date and (y) the termination of the Lock-Up Period by the Company in accordance with Section 1(a).

(i)        “Lock-Up Release Date” means the date of the termination or expiration of the Lock-Up Period, whether by its terms or by the earlier agreement of the Company.

(j)        “Lock-Up Securities” means (A) Common Stock (solely to the extent (i) issued as consideration pursuant to the First Merger, including, for the avoidance of doubt, any shares of Common Stock issued in respect of Creditor Warrants in connection with the First Merger pursuant to the terms of the Creditor Warrant Agreement; (ii) issued or issuable upon the exercise of stock options or warrants outstanding as of immediately following the Closing in respect of stock options or warrants of Hornbeck outstanding immediately prior to the Closing; or (iii) issued or issuable upon the vesting of restricted stock units or performance restricted stock units outstanding as of immediately following the Closing in respect of restricted stock units or performance restricted stock units of Hornbeck outstanding immediately prior to the Closing), (B) Creditor Warrants, if any, and Jones Act Warrants (in each case, solely to the extent issued in connection with the transactions contemplated by the Merger Agreement in respect of warrants to purchase Hornbeck common stock outstanding immediately prior to the Closing) and (C) any shares of Common Stock issued or issuable upon exercise of Creditor Warrants or Jones Act Warrants referred to in the foregoing clause (B).

(k)      “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(l)        “Scheduled Lock-Up Release Date” means 180 days after the Closing Date.

(m)     “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(n)      “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, encumber, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security beneficially owned by a Person or any interest in any security beneficially owned by a Person, including derivative or similar transactions or arrangements whereby the voting or economic interest therein are transferred to another Person, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2.           Transfer Restrictions.

(a)      Except as permitted pursuant to Section 2(b), during the Lock-Up Period, the Holder agrees with the Company (and only with the Company) that it shall not Transfer any Lock-Up Securities beneficially owned or owned of record by the Holder without the prior written consent of the Company. Notwithstanding anything to the contrary herein, the Company may terminate the Lock-Up Period at any time prior to the Scheduled Lock-Up Release Date; provided that any such early termination of the Lock-Up Period may, in the Company’s sole discretion, be subject to the satisfaction of one or more conditions precedent. Upon any determination by the Company to terminate the Lock-Up Period prior to the Scheduled Lock-Up Release Date, the Company shall use commercially reasonable efforts to notify the Holder of the expected Lock-Up Release Date as promptly as practicable, but in any event no later than two Business Days after such determination. If any such early termination of the Lock-Up Period is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Lock-Up Release Date may be delayed until such time as any or all such conditions shall be satisfied or waived; provided that in no event shall such Lock-Up Release Date be delayed to a date later than the Scheduled Lock-Up Release Date. Any termination or waiver of the Lock-Up Period by the Company pursuant to this Section 2 shall be subject to prior approval by the Company’s board of directors (or a duly authorized committee thereof).

(b)       Notwithstanding the provisions set forth in Section 2(a), Transfers of Lock-Up Securities are permitted (i) as a bona fide gift or charitable contribution; (ii) if the Holder is a natural person, (A) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the Holder of Lock-Up Securities or any other person with whom the Holder has a relationship by blood, marriage or adoption not more remote than first cousin; (B) by will or intestate succession upon the death of the Holder; or (C) pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iii) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder; (B) to partners, limited liability company members, or stockholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; or (C) by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (iv) pursuant to transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Company’s security holders having the right to exchange their shares of Common Stock for cash, securities or other property; (v) pursuant to a one-time sale by the Holder of shares of Common Stock issued or issuable upon the exercise of warrants outstanding as of immediately following the Closing in respect of warrants of Hornbeck outstanding immediately prior to the Closing in an aggregate amount equal to $50,000; (vi) to the Company in connection with the repurchase of the Holder’s Lock-Up Securities in connection with the termination of the Holder’s employment with the Company pursuant to contractual agreements with the Company; (vii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock of the Company or the vesting of Company stock-based awards; or (viii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock of the Company or for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the vesting of such options or stock awards; provided, however, that in the case of clauses (i) through (iv), prior to any such Transfer, such permitted transferees, to the extent not already party hereto, must enter into a written agreement agreeing to be bound by the restrictions in this Section 2; provided further, in each case, that such Transfer complies with any other applicable restrictions on Transfer (including restrictions set forth under the Jones Act and applicable securities laws). Notwithstanding anything to the contrary in this Section 2(b), during the Lock-Up Period, the Holder of Lock-Up Securities shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided that such plan does not provide for the Transfer of Lock-Up Securities during the Lock-Up Period.

(c)      The Holder of Lock-Up Securities hereby represents and warrants that as of the Effective Time it has and, except as contemplated by this Section 2, for the duration of the Lock-Up Period will have, good and marketable title to its Lock-Up Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of the Holder to comply with the foregoing restrictions. The Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-Up Securities during the Lock-Up Period.

(d)       As promptly as practicable following the Lock-Up Release Date, the Company shall take or cause to be taken such actions as are reasonably necessary in order to cause any legends, notations or similar designations restricting transferability of the Lock-Up Securities held by the Holder to be removed and to rescind any transfer restrictions with respect to such Lock-Up Securities, in each case, to the extent no longer applicable; provided, however, that the Company may request the Holder to deliver to the Company, in form and substance reasonably satisfactory to the Company, representation letters regarding the Holder’s compliance with the Securities Act and the rules and regulations promulgated thereunder, as may be applicable.

3.          Effectiveness. Except for this Section 3, which is effective upon execution of this Agreement on the date hereof, this Agreement is effective as of the Effective Time on the Closing Date. In the event that the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby, this Agreement and all the terms hereunder shall also terminate without any further action of the parties hereto, regardless of any other provisions set forth in this Agreement.

4.          Amendment and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Company and the Holder.

5.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

6.         Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way including the other documents referred to herein.

7.          Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holder and its respective successors and permitted assigns (whether so expressed or not).

8.          Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

9.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

10.        Counterparts. This Agreement may be executed in multiple counterparts (which may be by electronic transmission, including, PDF or DocuSign), any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

11.        Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights of the Company and its equityholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.       MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

13.     CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY IN THE STATE OF DELAWARE (OR, SOLELY IF THE COURT OF CHANCERY IN THE STATE OF DELAWARE DECLINES SUBJECT MATTER JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR STATE COURTS OF DELAWARE, LOCATED IN WILMINGTON) (THE “CHOSEN COURTS”), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH HEREIN WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE CHOSEN COURTS, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written:

THE COMPANY:	HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Lock-Up Agreement]

HOLDERS:	/s/ Todd M. Hornbeck
Name: Todd M. Hornbeck

/s/ James O. Harp Jr.
Name: James O. Harp Jr.

/s/ Samuel A. Giberga
Name: Samuel A. Giberga

/s/ John S. Cook
Name: John S. Cook

/s/ Carl G. Annessa
Name: Carl G. Annessa

/s/ Robert P. Adams
Name: Robert P. Adams

/s/ Kurt M. Cellar
Name: Kurt M. Cellar

/s/ Evan Behrens
Name: Evan Behrens

/s/ Bobby Jindal
Name: Bobby Jindal

/s/ Sylvia Jo Sydow Kerrigan
Name: Sylvia Jo Sydow Kerrigan

/s/ Jacob Mercer
Name: Jacob Mercer

/s/ L. Don Miller
Name: L. Don Miller

/s/ Aaron Rosen
Name: Aaron Rosen

[Signature Page to Lock-Up Agreement]

/s/ James McConeghy
Name: James McConeghy

/s/ Priscilla Heistad
Name: Priscilla Heistad

/s/ Michael Nicaud
Name: Michael Nicaud

/s/ Beth Labrosse
Name: Beth Labrosse

/s/ Don D’Arcourt
Name: Don D’Arcourt

/s/ Boyd Kitchen
Name: Boyd Kitchen

/s/ Brian Cook
Name: Brian Cook

/s/ Larry D. Hornbeck
Name: Larry D. Hornbeck

/s/ Jacob T. Hornbeck
Name: Jacob T. Hornbeck

/s/ Troy A. Hornbeck
Name: Troy A. Hornbeck

[Signature Page to Lock-Up Agreement]